UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TEN Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TEN HOLDINGS, INC.

SUPPLEMENT TO THE PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M., EASTERN TIME, ON OCTOBER 29, 2026

This proxy statement supplement (this “Supplement”), dated September 17, 2026, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of TEN Holdings, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2026 and made available to stockholders in connection with the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on October 29, 2026, at 9:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/XHLD2026. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Proxy Statement. You should read the entire Proxy Statement, this Supplement (which contains important information that supplements and updates the Proxy Statement), and any additional proxy materials carefully before voting your shares. Other than as set forth herein, no items presented in the Proxy Statement are affected by this Supplement.

This Supplement is being furnished to holders of record of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on September 4, 2026 (the “Record Date”) in connection with the solicitation of proxies to be voted at the Annual Meeting and any postponements, adjournments or continuations thereof. Your vote is important. Whether or not you expect to attend the Annual Meeting, and no matter how many shares of Common Stock you own, please vote your shares by Internet, telephone or mail pursuant to the instructions included on the proxy card if you received a paper copy of the Proxy Statement. If you attend the Annual Meeting, you may vote your shares over the Internet, even though you have previously signed and returned your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on October 29, 2026.

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. The Notice of Internet Availability, the Notice of Annual Meeting, the Proxy Statement and the accompanying proxy materials, including the form of proxy, this Supplement and our Annual Report are available through the Internet at https://www.tenholdingsinc.com/investor-relations.

1

EXPLANATORY NOTE

On September 10, 2026, the Company filed the Proxy Statement and the accompanying proxy materials in connection with the Annual Meeting. The Proxy Statement and the accompanying proxy materials are available through the Internet at https://www.tenholdingsinc.com/investor-relations and are also available on the website maintained by the SEC at www.sec.gov.

On September 16, 2026, the Board of Directors (the “Board”) of the Company appointed Ms. Yee Won Hiew, effective immediately, to fill the vacancy on the Board created by the departure of Mr. Randolph Wilson Jones III on May 8, 2026, until the Annual Meeting or until her successor is duly elected and qualified or her earlier resignation or removal. Ms. Hiew was previously identified in the Proxy Statement as one of the four nominees for election to the Board at the Annual Meeting and biographical and other information about Ms. Hiew was provided in the Proxy Statement. Ms. Hiew will remain one of the four individuals identified in Proposal One of the Proxy Statement as nominees for election to the Board at the Annual Meeting and, because Ms. Hiew is now a current member of the Board, she will be standing for re-election at the Annual Meeting. Accordingly, all four nominees standing for election at the Annual Meeting will be current directors standing for re-election to the Board. As contemplated in the Proxy Statement and as disclosed in the Current Report on Form 8-K filed on September 16, 2026, Ms. Hiew has also been appointed to serve on the Audit Committee of the Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

Following these appointments, the Board consists of five directors: Mr. Virgilio D. Torres, Ms. Christina M. Maldonado, Mr. Gan Yong Sheng, Mr. Kevin Cheong Jia Jin and Ms. Hiew. The Audit Committee consists of Ms. Maldonado, who serves as chair, Mr. Yong Sheng, Mr. Cheong and Ms. Hiew. The Nominating and Corporate Governance Committee consists of Mr. Yong Sheng, who serves as chair, and Ms. Hiew. The composition of the Compensation Committee of the Board remains unchanged. As previously disclosed in a Current Report on Form 8-K, filed by the Company with the SEC on September 4, 2026, and in the Proxy Statement, Mr. Yong Sheng is not seeking re-election at the Annual Meeting. Assuming all four nominees identified in Proposal One of the Proxy Statement are elected at the Annual Meeting, one vacancy on the Board will exist following the Annual Meeting, which the Board may fill in accordance with the Company’s bylaws and applicable law.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has affirmatively determined that Ms. Hiew satisfies the independence requirements of Nasdaq and applicable SEC rules and regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Following Ms. Hiew’s appointment, four of the Board’s five current directors satisfy the independence requirements of Nasdaq and applicable SEC rules and regulations. As of September 16, 2026, Ms. Hiew did not own, of record or beneficially, any shares of Common Stock or other rights to acquire shares of Common Stock and was not granted any shares of Common Stock or other rights to acquire shares of Common Stock in connection with her appointment to the Board.

Other than as described above, the proposals described in the Proxy Statement remain unchanged, including the identity of the nominees, the number of directors to be elected, the Board’s recommendation, the voting choices and the form of proxy. This Supplement does not modify information in the Proxy Statement that is expressly stated as of an earlier date or relates to a completed prior reporting period, except as expressly provided herein. If you have already submitted your proxy, no action is required on your part, unless you wish to revoke a previously submitted proxy in accordance with the procedures described in the Proxy Statement. If you have not yet voted, we urge you to vote your shares at your earliest convenience by one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Virgilio D. Torres
Virgilio D. Torres
Chief Executive Officer and Chief Financial Officer

September 17, 2026

2